Exhibit 99.1 PRESS RELEASE, DATED MAY 22, 2024, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER FISCAL 2024

ENERSYS REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2024 RESULTS
DELIVERS GROSS MARGIN OF 27.9%, UP 300 BASIS POINTS FROM PRIOR YEAR

Fourth Quarter Fiscal 2024 Highlights
(All comparisons against the fourth quarter of fiscal year 2023 unless otherwise noted)
•Delivered net sales of $911M, down 8%, primarily driven by temporary spending pauses in telecom and broadband
•Achieved GM of 27.9%, +300 bps, and adjusted GM(b) of 28.0%, +310 bps, including $36M benefit from Inflation Reduction Act / IRC 45X tax credits
•Realized diluted EPS of $1.48, down 7%, and adjusted diluted EPS(1) of $2.08, +14%
•Reduced net leverage ratio (a) to 1.0 X EBITDA on operating cash flow of $137M
•In May, published 2023 Sustainability Report
•In May, announced agreement to acquire Bren-Tronics, a leading U.S. manufacturer of portable power solutions

Full Year Fiscal 2024 Highlights
(All comparisons against 2023 unless otherwise noted)
• Delivered net sales of $3.6B, down 3%
•Achieved GM of 27.4%, +470 bps, and adjusted GM (b) of 28.0%, +530 bps, including $136M benefit from Inflation Reduction Act / IRC 45X tax credits
•Realized record diluted EPS of $6.50, +53% and adjusted diluted EPS of $8.35 +56%
• Reported operating cash flow of $457M, +$177M
• Returned $130M to shareholders through share repurchases and dividends

READING, Pa., May 22, 2024 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year fiscal 2024, which ended on March 31, 2024.

Message from the CEO
We delivered a strong finish to the fiscal year with our balanced business portfolio delivering solid results, highlighted by adjusted earnings per share at the high end of our guidance range. In the fourth quarter, net sales were down versus prior year, in line with our expectations, as positive momentum in the majority of our end markets continued to be muted by spending pauses in telecom and broadband. We generated gross margin improvement and adjusted operating earnings growth in our base business, which were bolstered by IRC 45X tax credits. In addition, we are realizing the benefits of our cost improvement actions in Energy Systems, and we are positioning the business to benefit from future growth opportunities. Our Motive Power revenue increased with higher demand offsetting some of the decline in our Energy Systems business. We continue to see increasing customer conversions as maintenance-free sales, including lithium solutions, reached a record 25% of Motive Power sales in the quarter. Data Center growth was a bright spot, up 10% sequentially, bringing data center revenue to 10% of total company revenue, up from 8% in prior year fourth quarter. In our Specialty business, performance was supported by productivity improvements in our Missouri factory. We continue to progress toward full commercialization of our Fast Charge and Storage (FC&S) solution and are on track for our first system installations in late summer 2024.

We are advancing on the development of our lithium-ion cell gigafactory. During the quarter, we selected Greenville, South Carolina, as the location and we secured state and local funding totaling $200 million. EnerSys has applied to the Department of Energy for additional funding with awards expected to be announced in August. We intend to use the IRC 45X tax credits to increase our investments in domestic manufacturing of energy dense batteries, as the law intended.

Subsequent to the end of the quarter, we were very pleased to announce our agreement to acquire Bren-Tronics, a leading U.S. manufacturer of portable power solutions, which will expand our presence in critical defense applications, broaden our product offerings, and strengthen our product development capabilities. The acquisition will be immediately accretive to our earnings upon closing, which is expected near the end of our fiscal first quarter.

Fiscal 2024 was a year of several achievements toward our long-term strategic goals, as we navigated through a challenging environment. We are confident that the foundation we put in place this year, coupled with the investments we have made in our transformation, will yield accelerating results in the coming years. Energy scarcity will continue to be a global concern as megatrends are driving rapid growth in demand for reliable power. As a critical supplier of energy systems and energy storage solutions, EnerSys is strategically positioned to capitalize on this growth. Looking to fiscal 2025 and beyond, we remain focused on achieving the long-term targets we set at our Investor Day and delivering long-term value to our stockholders.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	Fourth quarter ended			Twelve months ended
In millions, except per share amounts	March 31, 2024	March 31, 2023	Change	March 31, 2024	March 31, 2023	Change
Net Sales	$910.7	$989.9	(8.0)%	$3,581.8	$3,708.5	(3.4)%
Diluted EPS (GAAP)	$1.48	$1.59	$(0.11)	$6.50	$4.25	$2.25
Adjusted Diluted EPS (Non-GAAP)(1)	$2.08	$1.82	$0.26	$8.35	$5.34	$3.01
Gross Profit (GAAP)	$254.3	$246.0	$8.3	$982.8	$840.1	$142.7
Operating Earnings (GAAP)	$80.9	$95.4	$(14.5)	$351.5	$278.3	$73.2
Adjusted Operating Earnings (Non-GAAP)(2)	$109.2	$107.1	$2.1	$450.2	$322.2	$128.0
Net Earnings (GAAP)	$60.9	$65.9	$(5.0)	$269.1	$175.8	$93.3
EBITDA (Non-GAAP)(3)	$101.1	$112.9	$(11.8)	$434.1	$361.3	$72.8
Adjusted EBITDA (Non-GAAP)(3)	$124.5	$118.2	$6.3	$506.8	$387.5	$119.3
Share Repurchases	$13.4	$—	$13.4	$95.7	$22.9	$72.8
Dividend per share	$0.225	$0.175	$0.05	$0.850	$0.700	$0.15
Total Capital Returned to Stockholders	$22.5	$7.1	$15.4	$130.3	$51.3	$79.0

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(b) Adjusted gross margin, and adjusted free cash flow conversion are non-GAAP financial measures defined and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Fourth Quarter 2024

Net sales for the fourth quarter of fiscal 2024 were $910.7 million, a decrease of 8.0% from the prior year fourth quarter net sales of $989.9 million. The decrease compared to prior year quarter was the result of a 7% decrease in organic volume and a 1% decrease in foreign currency translation impact.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2024 was $60.9 million, or $1.48 per diluted share, which included an unfavorable highlighted net of tax impact of $24.3 million, or $0.60 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2023 was $65.9 million, or $1.59 per diluted share, which included an unfavorable highlighted net of tax impact of $9.5 million, or $0.23 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2024, on a non-GAAP basis, were $2.08, compared to the guidance of $1.98 to $2.08 per diluted share for the fourth quarter given by the Company on February 7, 2024. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.82 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2024 and March 31, 2023.

In the first quarter of fiscal 2024, we introduced a new line of business, New Ventures, that includes energy storage and management systems for demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. The financial results of the New Ventures segment includes start up operating expenses and is included in the Corporate and other line in our operating earnings.

Fiscal Year 2024

Net sales for the twelve months of fiscal 2024 were $3,581.8 million, a decrease of 3.4% from the prior year twelve months net sales of $3,708.5 million. This decrease was due to a 7% decrease in organic volume, partially offset by a 4% increase in pricing.

Net earnings for the twelve months of fiscal 2024 was $269.1 million, or $6.50 per diluted share, which included an unfavorable highlighted net of tax impact of $76.2 million, or $1.85 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2023 was $175.8 million, or $4.25 per diluted share, which included an unfavorable highlighted net of tax impact of $45.0 million, or $1.09 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2024, on a non-GAAP basis, were $8.35. This compares to the prior year twelve months adjusted Net earnings of $5.34 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

First Quarter and Full Year 2025 Outlook

Beginning with the first quarter of 2025, EnerSys is making changes to its quarterly guidance metrics. The Company will now provide guidance on net sales and adjusted diluted earnings per share on a quarterly and fiscal year basis. The Company believes this information will provide a clearer view of its anticipated financial performance.

In the first quarter of fiscal 2025, EnerSys expects:
•Net sales in the range of $860M to $900M
•Adjusted diluted earnings per share in the range of $1.93 to $2.03*

For the full year fiscal 2025, EnerSys expects:
•Net sales in the range of $3,675M to $3,825M
•Adjusted diluted earnings per share in the range of $8.55 to $8.95*
•Capital expenditures in the range of $100M to $120M

"We remain optimistic about the trajectory of our business and are on track to achieve the aggregate fiscal year 2027 targets we set at our Investor Day in June 2023. While we are seeing healthy demand trends in the majority of our end markets, we are managing our business prudently to navigate the temporary spending pauses by our telecom and broadband customers. In the first quarter, we expect seasonally lower volume in Motive Power and continued telecom and broadband spending pauses in Energy Systems. We expect to see some cost improvements and benefits from operational efficiencies flowing through to our bottom line. For fiscal year 2025, we expect volume growth driven by maintenance-free products in Motive Power, an increase in transportation aftermarket sales, and our first revenues from Fast Charge and Storage, with only moderate recovery in telecom and broadband markets to begin to occur towards the end of the fiscal year. The need for intelligent energy storage and management systems will only increase as the demand for electricity is significantly outpacing the capacity of the global grid infrastructure. EnerSys is well-positioned to capitalize on market opportunities as we deliver innovative products that are strategically aligned with these secular trends," said Andrea Funk, EnerSys Chief Financial Officer.

*Inclusive of IRC 45X tax benefits under the IRA. Note that the IRS has not yet finalized guidance related to section 45X, which could materially increase or decrease the quantity of our U.S. produced batteries that qualify for this credit.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter and full year 2024 financial results at 9:00 AM (EST) Thursday, May 23, 2024. A live broadcast as well as a replay of the call can be accessed via https://edge.media-server.com/mmc/p/xu2zf64r/ or the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register at https://register.vevent.com/register/BI78f078f5018241cf976352875e14708b. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social, and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, future responses to and effects of the pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Twelve months ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net sales	$910.7	$989.9	$3,581.8	$3,708.5
Gross profit	254.3	$246.0	$982.8	$840.1
Operating expenses	157.3	$146.1	$589.6	$544.9
Restructuring and other exit charges	8.5	$4.0	$28.1	$16.4
Impairment of indefinite-lived intangibles	7.6	$0.5	$13.6	$0.5
Operating earnings	80.9	$95.4	$351.5	$278.3
Earnings before income taxes	66.6	$75.7	$292.2	$210.6
Income tax expense	5.7	$9.8	$23.1	$34.8
Net earnings attributable to EnerSys stockholders	$60.9	$65.9	$269.1	$175.8

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.51	$1.61	$6.62	$4.31
Diluted	$1.48	$1.59	$6.50	$4.25
Dividends per common share	$0.225	$0.175	$0.850	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,365,995	40,873,977	40,669,392	40,809,235
Diluted	41,054,904	41,505,060	41,371,439	41,326,755

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	March 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$333,324	$346,665
Accounts receivable, net of allowance for doubtful accounts (2024–$8,107; 2023–$8,775)	524,725	637,817
Inventories, net	697,698	797,798
Prepaid and other current assets	226,949	113,601
Total current assets	1,782,696	1,895,881
Property, plant, and equipment, net	532,450	513,283
Goodwill	682,934	676,715
Other intangible assets, net	319,407	360,412
Deferred taxes	49,798	49,152
Other assets	98,721	121,231
Total assets	$3,466,006	$3,616,674
Liabilities and Equity
Current liabilities:
Short-term debt	$30,444	$30,642
Current portion of finance leases	237	90
Accounts payable	369,456	378,641
Accrued expenses	323,720	308,947
Total current liabilities	723,857	718,320
Long-term debt, net of unamortized debt issuance costs	801,965	1,041,989
Finance leases	647	254
Deferred taxes	30,583	61,118
Other liabilities	151,882	191,112
Total liabilities	1,708,934	2,012,793
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2024 and at March 31, 2023	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,363,924 shares issued and 40,271,936 shares outstanding at March 31, 2024; 56,004,613 shares issued and 40,901,059 shares outstanding at March 31, 2023	564	560
Additional paid-in capital	629,879	596,464
Treasury stock at cost, 16,091,988 shares held as of March 31, 2024 and 15,103,554 shares held as of March 31, 2023	(835,827)	(740,956)
Retained earnings	2,163,880	1,930,148
Contra equity - indemnification receivable	—	(2,463)
Accumulated other comprehensive loss	(204,851)	(183,474)
Total EnerSys stockholders’ equity	1,753,645	1,600,279
Nonredeemable noncontrolling interests	3,427	3,602
Total equity	1,757,072	1,603,881
Total liabilities and equity	$3,466,006	$3,616,674

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Fiscal year ended March 31,
	2024	2023	2022
Cash flows from operating activities
Net earnings	$269,096	$175,810	$143,911
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	92,021	91,153	95,878
Write-off of assets relating to restructuring and other exit charges	24,229	8,920	6,503
Loss on assets held for sale	—	—	2,973
Impairment of indefinite-lived intangibles	13,619	480	1,178
Derivatives not designated in hedging relationships:
Net losses (gains)	846	(1,182)	157
Cash proceeds (settlements)	(255)	470	255
Provision for doubtful accounts	1,873	(431)	2,621
Deferred income taxes	(29,344)	(15,236)	1,115
Non-cash interest expense	2,450	1,964	2,107
Stock-based compensation	30,607	26,371	24,289
Gain on disposal of property, plant, and equipment	908	(113)	(490)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	108,631	67,553	(128,956)
Inventories	75,633	(96,413)	(212,839)
Prepaid and other current assets	(112,701)	23,689	(32,044)
Other assets	6,027	(6,298)	270
Accounts payable	(15,131)	(4,236)	65,316
Accrued expenses	(8,254)	5,747	(38,578)
Other liabilities	(3,226)	1,690	749
Net cash provided by (used in) operating activities	457,029	279,938	(65,585)

Cash flows from investing activities
Capital expenditures	(86,437)	(88,772)	(74,041)
Purchase of businesses	(8,270)	—	—
Proceeds from disposal of facility	—	—	3,268
Proceeds from disposal of property, plant, and equipment	2,228	586	1,540
Proceeds from termination of net investment hedges	—	43,384	—
Net cash used in investing activities	(92,479)	(44,802)	(69,233)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	(231)	(21,719)	20,556
Proceeds from Second Amended Revolver borrowings	182,500	310,500	523,400
Repayments of Second Amended Revolver borrowings	(427,500)	(500,500)	(88,400)
Proceeds from Amended 2017 Term Loan	—	300,000	—
Proceeds from 2027 Bonds	300,000	—	—
Repayments of 2023 Senior Notes	—	(300,000)	—
Repayments of Second and Third Amended Term Loan	(293,889)	(5,215)	(161,447)
Debt issuance costs	(4,061)	(1,121)	(2,952)
Finance lease obligations and other	1,169	1,110	810
Option proceeds, net	10,786	4,392	1,336
Payment of taxes related to net share settlement of equity awards	(9,166)	(6,453)	(9,150)
Purchase of treasury stock	(95,688)	(22,907)	(156,366)
Dividends paid to stockholders	(34,480)	(28,537)	(29,353)
Net cash (used in) provided by financing activities	(370,560)	(270,450)	98,434
Effect of exchange rate changes on cash and cash equivalents	(7,331)	(20,509)	(12,936)
Net (decrease) increase in cash and cash equivalents	(13,341)	(55,823)	(49,320)
Cash and cash equivalents at beginning of year	346,665	402,488	451,808
Cash and cash equivalents at end of year	$333,324	$346,665	$402,488

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", " adjusted free cash flow conversion", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. We define non-GAAP adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets (and, beginning in fiscal 2024, amortization of all intangible assets) and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted earnings per share for the first quarter of fiscal 2025 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the first quarter of fiscal 2025 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the first quarter of fiscal 2025 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Twelve months ended
	($ millions)			($ millions)
	March 31, 2024	March 31, 2023	Growth rate	March 31, 2024	March 31, 2023	Growth rate
Energy Systems reported net sales	$369.4	$458.2	(19.4)%	$1,590.0	$1,738.1	(8.5)%
Exchange rate effect	10.2			13.8
Energy Systems constant currency net sales	379.6		(17.2)	1,603.8		(7.7)

Motive Power reported net sales	$394.8	$383.6	2.9%	$1,456.2	$1,451.3	0.3%
Exchange rate effect	6.1			0.9
Motive Power constant currency net sales	400.9		4.5	1,457.1		0.4

Specialty reported net sales	$146.5	$148.1	(1.1)%	$535.6	$519.1	3.2%
Exchange rate effect	(0.3)			(3.3)
Specialty constant currency net sales	146.2		(1.3)	532.3		2.5

Total reported net sales	$910.7	$989.9	(8.0)%	$3,581.8	$3,708.5	(3.4)%
Exchange rate effect	16.0			11.3
Total constant currency net sales	926.7		(6.4)	3,593.1		(3.1)

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	March 31, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$369.4	$394.8	$146.5	$—	$910.7

Operating Earnings	$(4.9)	$53.9	$6.7	$25.2	$80.9
Inventory adjustment relating to exit activities	1.0	—	—	—	$1.0
Restructuring and other exit charges	3.8	3.7	1.0	—	8.5
Impairment of indefinite-lived intangibles	7.6	—	—	—	7.6
Amortization of intangible assets	6.0	0.2	0.7	—	6.9
Legal proceedings charge, net	3.7	—	—	—	3.7
Other	0.2	0.3	0.1	—	0.6
Adjusted Operating Earnings	$17.4	$58.1	$8.5	$25.2	$109.2

	Quarter ended
	($ millions)
	March 31, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$458.2	$383.6	$148.1	$—	$989.9

Operating Earnings	$23.0	$48.4	$6.7	$17.3	$95.4
Restructuring and other exit charges	0.3	1.6	2.1	—	4.0
Impairment of indefinite-lived intangibles	0.1	—	0.4	—	0.5
Amortization of intangible assets	5.7	—	0.5	—	6.2
Other	0.5	0.4	0.1	—	1.0
Adjusted Operating Earnings	$29.6	$50.4	$9.8	$17.3	$107.1

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(19.4)%	2.9%	(1.1)%	—%	(8.0)%
Operating Earnings	NM	11.3	0.2	45.8	(15.2)
Adjusted Operating Earnings	(41.3)	15.4	(13.3)	45.8	2.0
NM = Not Meaningful

	Twelve months ended
	($ millions)
	March 31, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,590.0	$1,456.2	$535.6	$0.0	$3,581.8

Operating Earnings	$15.5	$201.2	$17.6	$117.2	$351.5
Inventory adjustment relating to exit activities	17.1	—	3.1	—	20.2
Restructuring and other exit charges	8.9	11.6	7.6	—	28.1
Impairment of indefinite-lived intangibles	13.6	—	—	—	13.6
Amortization of intangible assets	24.5	0.7	2.8	—	28.0
Legal proceedings charge, net	3.7	—	—	—	3.7
Other	3.7	1.1	0.3	—	5.1
Adjusted Operating Earnings	$87.0	$214.6	$31.4	$117.2	$450.2

	Twelve months ended
	($ millions)
	March 31, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,738.1	$1,451.3	$519.1	$0.0	$3,708.5

Operating Earnings	$60.8	$165.2	$35.0	$17.3	$278.3
Inventory adjustment relating to exit activities	(0.2)	0.8	—	—	0.6
Restructuring and other exit charges	1.5	12.8	2.1	—	16.4
Impairment of indefinite-lived intangibles	0.1	—	0.4	—	0.5
Amortization of intangible assets	23.4	—	1.7	—	25.1
Other	0.6	0.6	0.1	—	1.3
Adjusted Operating Earnings	$86.2	$179.4	$39.3	$17.3	$322.2

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(8.5)%	0.3%	3.2%	NM	(3.4)%
Operating Earnings	(74.6)	21.9	(49.7)	NM	26.3
Adjusted Operating Earnings	0.8	19.6	(20.2)	NM	47.6
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net Earnings	60.9	$65.9	$269.1	$175.8
Depreciation	16.8	15.3	64.0	60.4
Amortization	6.9	6.9	28.0	30.8
Interest	10.8	15.0	49.9	59.5
Income Taxes	5.7	9.8	23.1	34.8
EBITDA	101.1	112.9	434.1	361.3
Non-GAAP adjustments	23.4	5.3	72.7	26.2
Adjusted EBITDA	$124.5	$118.2	$506.8	$387.5

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Inventory adjustment relating to exit activities	$1.0	$—	$20.2	$0.6
Restructuring and other exit charges	8.5	4.0	28.1	16.4
Impairment of indefinite-lived intangibles	7.6	0.5	13.6	0.5
Legal proceedings charge, net	3.7	—	3.7	—
Other	2.6	0.7	7.1	2.2
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—	—	—	4.5
Asset Securitization Transaction Fees	—	0.1	—	0.6
Cost of funding to terminate net investment hedges	—	—	—	1.4
Non-GAAP adjustments	$23.4	$5.3	$72.7	$26.2

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Gross Profit as reported	$254.3	$246.0	$982.8	$840.1
Inventory adjustment relating to exit activities	1.0	0.0	20.2	0.6
Adjusted Gross Profit	255.3	246.0	1,003.0	840.7

Gross Margin	27.9%	24.9%	27.4%	22.7%
Adjusted Gross Margin	28.0%	24.9%	28.0%	22.7%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Conversion percentages:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net cash provided by (used in) operating activities	$136.8	$144.1	$457.0	$279.9
Less Capital Expenditures	(27.4)	(31.3)	(86.4)	(88.8)
Free Cash Flow	109.4	112.8	370.6	191.1

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net cash provided by (used in) operating activities	$136.8	$144.1	$457.0	$279.9
Net earnings	60.9	65.9	269.1	175.8
Operating cash flow conversion %	224.6%	218.7%	169.8%	159.2%

Free cash flow	109.4	112.8	370.6	191.1
Adjusted net earnings	85.2	75.4	345.3	220.8
Adjusted free cash flow conversion %	128.4%	149.6%	107.3%	86.5%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for March 31, 2024 and March 31, 2023, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	March 31, 2024	March 31, 2023
	(in millions, except ratios)
Net earnings as reported	$269.1	$175.8
Add back:
Depreciation and amortization	92.0	$91.2
Interest expense	49.9	$59.5
Income tax expense	23.1	34.8
EBITDA (non-GAAP)	434.1	$361.3
Adjustments per credit agreement definitions(1)	85.8	51.7
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$519.9	413.0
Total net debt(2)	511.1	736.0
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.0 X	1.8 X

(1)The $85.8 million adjustment to EBITDA in the last twelve months ending March 31, 2024 primarily related to $30.6 million of non-cash stock compensation, $40.7 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $13.6 million. The $51.7 million adjustment to EBITDA in the last twelve months ending March 31, 2023 is primarily related to $26.4 million of non-cash stock compensation, $22.4 million of restructuring and other exit charges, impairment of indefinite-lived intangibles of $0.5 million and a swap termination fee of $1.4 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending March 31, 2024 and March 31, 2023, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $333.3 million, and in fiscal 2023, were $347.0 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2024		March 31, 2023
Net earnings reconciliation
As reported Net Earnings	$60.9		$65.9
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	1.0	(1)	—	(1)
Restructuring and other exit charges	8.5	(1)	4.0	(1)
Impairment of indefinite-lived intangibles	7.6	(2)	0.5	(2)
Loss on assets held for sale	—	(4)	—	(4)
Amortization of identified intangible assets	6.9	(3)	6.2	(3)
Asset Securitization Transaction Fees	—		0.1
Legal proceedings charge, net	3.7	(4)	—
Other	3.3	(4)	0.7
Income tax effect of above non-GAAP adjustments	(6.7)		(2.0)
Non-GAAP adjusted Net earnings	$85.2		$75.4

Outstanding shares used in per share calculations
Basic	40,365,995		40,873,977
Diluted	41,054,904		41,505,060
Non-GAAP adjusted Net earnings per share:
Basic	$2.11		$1.85
Diluted	$2.08		$1.82

Reported Net earnings (Loss) per share:
Basic	$1.51		$1.61
Diluted	$1.48		$1.59
Dividends per common share	$0.225		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2024	March 31, 2023
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$1.0	$—
(1) Restructuring and other exit charges - Energy Systems	3.8	0.3
(1) Restructuring and other exit charges - Motive Power	3.7	1.6
(1) Restructuring and other exit charges - Specialty	1.0	2.1
(2) Impairment of indefinite-lived intangibles - Energy Systems	7.6	0.1
(3) Impairment of indefinite-lived intangibles - Specialty	—	0.4
(3) Amortization of identified intangible assets - Energy Systems	6.0	5.7
(3) Amortization of identified intangible assets - Motive Power	0.2	—
(3) Amortization of identified intangible assets - Specialty	0.7	0.5
(4) Legal proceedings charge, net - Energy Systems	3.7
(4) Other - Energy Systems	0.2	—
(4) Other - Motive Power	0.3	—
(4) Other - Specialty	0.1	—
Total Non-GAAP adjustments	$28.3	$10.7

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2024		March 31, 2023
Net Earnings reconciliation
As reported Net Earnings	$269.1		$175.8
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	20.2	(1)	0.6	(1)
Restructuring and other exit charges	28.1	(1)	16.4	(1)
Impairment of indefinite-lived intangibles	13.6	(2)	0.5	(2)
Loss on assets held for sale	—		—
Amortization of identified intangible assets	28.0	(2)	25.1	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia Operations	—		4.5
Asset Securitization Transaction Fees	—		0.6
Acquisition activity expense	—		—
Cost of funding to terminate net investment hedges	—		1.4
Financing fees related to debt modification	—		1.2
Legal proceedings charge, net	3.7	(3)	—
Other	7.8	(3)	2.2
Income tax effect of above non-GAAP adjustments	(25.2)		(7.5)
Financing fees related to debt modification	$—		$—
Non-GAAP adjusted Net Earnings	$345.3		$220.8

Outstanding shares used in per share calculations
Basic	40,669,392		40,809,235
Diluted	41,371,439		41,326,755
Non-GAAP adjusted Net Earnings per share:
Basic	$8.49		$5.41
Diluted	$8.35		$5.34

Reported Net Earnings (Loss) per share:
Basic	$6.62		$4.31
Diluted	$6.50		$4.25
Dividends per common share	$0.850		$0.70

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2024	March 31, 2023
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	17.1	(0.2)
(1) Inventory adjustment relating to exit activities - Motive Power	—	0.8
(1) Inventory Adjustment relating to exit activities - Specialty	3.1	—
(1) Restructuring and other exit charges - Energy Systems	8.9	1.5
(1) Restructuring and other exit charges - Motive Power	11.6	12.8
(1) Restructuring and other exit charges - Specialty	7.6	2.1
(2) Impairment of indefinite-lived intangibles - Energy Systems	13.6	0.1
(2) Impairment of indefinite-lived intangibles - Specialty		0.4
(2) Amortization of identified intangible assets - Energy Systems	24.5	23.4
(2) Amortization of identified intangible assets - Motive Power	0.7	—
(2) Amortization of identified intangible assets - Specialty	2.8	1.7
(3) Legal proceedings charge, net - Energy Systems	3.7
(3) Other - Energy Systems	3.7	—
(3) Other - Motive Power	1.1	—
(3) Other - Specialty	0.3	—
Total Non-GAAP adjustments	$98.7	$42.6